UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

September 21, 2004

Date of report (Date of earliest event reported)

VCG HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-50291	84-1157022
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

390 Union Blvd, Suite 540, Lakewood, CO 80228

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 Regulation FD

Item 7.01 Regulation FD disclosure

The following information is furnished under Item 7.01 of Form 8-K. The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On September 23, 2004, Donald W. Prosser, Chief Financial Officer of the Company, held a meeting with broker-dealers and investment bankers, where he provided certain information regarding the Company management’s performance estimates and financial outlook.

In compliance with its reporting obligations under Regulation FD, the Company is disclosing such information, including a measure presented that was not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

The following non-GAAP measure was used: EBITDA

“EBITDA,” which is calculated as Earning Before deductions for Interest, Taxes, Depreciation and Amortization, is not a measure of financial performance under GAAP. EBITDA is provided for the use of the reader in understanding the Company’s operating results and is not prepared in accordance with, nor does it serve as an alternative to, GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, the Company believes that this information is helpful for investors to more easily understand the Company’s operating financial performance, especially in light of the acquisition activities the Company has recently undertaken. The Company also feels that this measure may better enable an investor to form views of the Company’s potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of the Company’s results prepared in accordance with GAAP.

Mr. Prosser presented certain unaudited financial information relating to the management’s estimates of Glenarm Restaurant, LLC, dba Diamond Cabaret, a Denver, Colorado nightclub (“Diamond”), recent and anticipated financial performance. The Company announced the acquisition of Diamond on September 2, 2004. Specifically, he presented the Company management’s estimates of Diamond’s financial performance for the fiscal years 2002, 2003, a six month period ended June 30, 2004, a three month period ending December 31, 2004 as well as for fiscal years 2005 and 2006, which estimates are summarized in the table below (all $ figures are millions):

	Historical Adjusted			Projected Financial
F/Y	2002	2003	Six months ended 6/30/2004	Three months ending 12/31/2004	2005	2006
Revenue	$7.1	$5.6	$1.7-$1.9	$0.9-$1.1	$5.5-$6.5	$7.0-$8.0
EBITDA	$2.3	$1.5	$.35-$.45	$.24-$.25	$1.5-$2.0	$2.1-$2.6
Net Income	$1.8	$1.0	$.25-$.35	$0.18-$.19	$1.0-$1.5	$1.5-$2.0

Mr. Prosser stated the Company expected to finance the $6,000,000 purchase price for the acquisition of Diamond from the proceeds of a private placement of the Company’s senior debt (approx. $1,000,000), subordinated debt (approx. $1,000,000) and preferred stock (approx. $4,000,000).

Lastly, Mr. Prosser provided the management’s estimates of the Company’s performance, includes the acquisition of Diamond, for fiscal years 2004, 2005 and 2006, which estimates are also summarized in the table below (all $ figures are in millions):

F/Y	2004	2005	2006
Revenue	$14.0-$16.0	$23.0-$27.0	$25.0-$30.0
EBITDA	$2.8-$3.2	$6.5-$7.5	$7.5-$8.5
Net Income	$1.2-$1.5	$3.0-$4.0	$4.0-$5.0

Section 8 Other Events

Item 8.01 Other Events

On September 27, 2004, the Company issued a press release announcing the engagement of Westminster as the Company’s investment banker and exclusive placement agent. A copy of this press release is attached as Exhibit 99.2 hereto. The reader is advised to read the press release in its entirety.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)     Exhibit 99.2     Press release dated September 27, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VCG Holding Corp.

Date: September 28, 2004	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Director, Chief Financial and Accounting Officer